EXHIBIT 1 (b)


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                      FORM OF FINANCIAL ADVISORY AGREEMENT

     This Agreement is made and entered into as of this __ day of ______, 1998, by and between Digital Lava Inc., a Delaware corporation (the "Company"), and Dirks & Company, Inc. (the "Financial Advisor").

     In consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Purpose. The Company hereby retains the Financial Advisor to furnish advice to the Company in connection with the acquisition of and/or merger with other companies, joint ventures with any third parties, license and royalty agreements and any other financing, including, but not limited to, the sale of the Company itself (or any significant percentage, subsidiaries or affiliates thereof).

     In the event that any such transactions are directly or indirectly originated by the Financial Advisor for a period of five (5) years from the date hereof, the Company shall pay fees to the Financial Advisor as follows:

             Legal Consideration                      Fee

          1. $ -0- - $3,000,000                  5% of legal consideration

          2. $ 3,000,001 - $6,000,000            Amount  calculated  pursuant to
                                                 line  1  of  this  computation,
                                                 plus   4%   of   excess    over
                                                 $3,000,000

          3. $ 6,000,001 - 8,000,000             Amount  calculated  pursuant to
                                                 lines   1   and   2   of   this
                                                 computation,  plus 3% of excess
                                                 over $6,000,000

          4. $ 8,000,001-$10,000,000             Amount  calculated  pursuant to
                                                 lines   1,  2  and  3  of  this
                                                 computation,  plus 2% of excess
                                                 over $8,000,000.

          5. above $ 10,000,000                  Amount  calculated  pursuant to
                                                 lines  1,  2,  3 and 4 of  this
                                                 computation,  plus 1% of excess
                                                 over $10,000,000.

     Legal consideration is defined, for purposes of this Agreement, as the total of stock (valued at market on the day of closing, or if there is no public market, valued as set forth herein for other property), cash and assets and property or other benefits exchanged by the Company or received by the Company or its shareholders (all valued at fair market value as agreed or, if not, by any independent appraiser), irrespective of period of payment or terms.

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     2. Sales or Distributions of Securities.  If the Financial  Advisor assists the Company in the sale or distribution of securities to the public or in a private transaction, the Financial Advisor shall receive fees in the amount and form to be arranged separately at the time of such transaction.

     3. Form of  Payment.  All fees due to the  Financial  Advisor  pursuant  to
Section 1 hereof are due and payable to the Financial Advisor, in cash or by certified check, at the closing or closings of a transaction specified in such
Section 1 or as otherwise agreed between the parties hereto; provided, however, that in the case of license and royalty agreements specified in Section 1hereof, the fees due the Financial Advisor in receipt of such license and royalty agreements shall be paid as and when license and/or royalty payments are received by the Company. In the event that this Agreement shall not be renewed for a period of at least twelve (12) months at the end of the five (5) year period referred to in Section 1 hereof or if terminated for any reason prior to the end of such five (5) year period then, notwithstanding any such non-renewal or termination, the Financial Advisor shall be entitled to the full fee for any transaction contemplated under Section 1 hereof which closes within twelve (12) months after such non-renewal or termination.

     4. Indemnification. Since the Financial Advisor will be acting on behalf of the Company in connection with its engagement hereunder, the Company and Financial Advisor have entered into a separate indemnification agreement substantially in the form attached hereto as Exhibit A and dated the date hereof, providing for the indemnification of Financial Advisor by the Company. The Financial Advisor has entered into this Agreement in reliance on the indemnities set forth in such indemnification agreement.

     5. Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is deemed unlawful or invalid for any reason whatsoever, such unlawfulness or invalidity shall not affect the validity of the remainder of this Agreement.

     6. Miscellaneous.

     A. Any notice or other communication between the parties hereto shall be sent by certified or registered mail, postage prepaid, if to the Company, addressed to it at 10850 Wilshire Boulevard, Suite 1260, Los Angeles, California 90024, Attention: Joshua Sharfman, Chief Executive Officer with a copy to Ehrenreich Eilenberg Krause & Zivian LLP, Attention: Jeffrey Abbey, Esq. or, if to the Financial Advisor, addressed to it at 520 Madison Avenue, 10th Floor, New York, New York, Attention: Jessie Dirks, with a copy to Orrick, Herrington & Sutcliffe, 666 5th Avenue, New York, New York 10103, Attention: Lawrence Fisher, Esq., or to such address as may hereafter be designated in writing by one party to the other. Such notice or other communication shall be deemed to be given on the date of receipt.

     B. If, during the term hereof, the Financial Advisor shall cease to do business, the provisions hereof relating to the duties of the Financial Advisor and compensation by the Company as it applies to the Financial Advisor shall thereupon cease to be in effect, except for


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the Company's  obligation of payment for services  rendered prior thereto.  This
Agreement shall survive any merger of, acquisition of, or acquisition by the Financial Advisor and, after any such merger or acquisition, shall be binding upon the Company and the corporation surviving such merger or acquisition.

     C. This Agreement embodies the entire agreement and understanding between the Company and the Financial Advisor and supersedes any and all negotiations, prior discussions and preliminary and prior agreements and understandings related to the central subject matter hereof.

     D. This Agreement has been duly authorized, executed and delivered by and on behalf of the Company and the Financial Advisor.

     E. This Agreement shall be construed and interpreted in accordance with laws of the State of New York, without giving effect to conflicts of laws.

         F. This Agreement and the rights hereunder may not be assigned by either party (except by operation of law) and shall be binding upon and inure to the benefit of the parties and their respective successors, assigns and legal representatives.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date hereof.

                                            DIGITAL LAVA INC.


                                            By:
                                                --------------------------------
                                            Name: Joshua D.J. Sharfman
                                            Title: Chief Executive Officer


                                            DIRKS & COMPANY, INC.


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:

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                                    EXHIBIT A




                                                     __________, 1998



DIRKS & COMPANY, INC.
520 Madison Avenue
10th Floor
New York, New York 10022


Ladies and Gentlemen:

     In connection with our engagement of DIRKS & COMPANY, INC. (the "Financial Advisor") as our financial advisor and investment banker, we hereby agree to indemnify and hold the Financial Advisor and its affiliates, and the directors, officers, partners, shareholders, agents and employees of the Financial Advisor (collectively the "Indemnified Persons"), harmless from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses incurred by any of them (including, but not limited to, fees and expenses of counsel) which are (A) related to or arise out of (i) any actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by us, or (ii) any actions taken or omitted to be taken by any Indemnified Person in connection with our engagement of the Financial Advisor pursuant to the Financial Advisory Agreement, of even date herewith, between the Financial Advisor and us (the "Financial Advisory Agreement"), or (B) otherwise related to or arising out of the Financial
Advisor's activities on our behalf pursuant to the Financial Advisor's engagement under the Financial Advisory Agreement, and we shall reimburse any Indemnified Person for all expenses (including, but not limited to, fees and expenses of counsel) incurred by such Indemnified Person in connection with investigating, preparing or defending any such claim, action, suit or proceeding (collectively a "Claim"), whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party. We will not, however, be responsible for any Claim which is finally judicially determined to have resulted exclusively from the gross negligence or willful misconduct of any person seeking indemnification hereunder. We further agree that no Indemnified Person shall have any liability to us for or in connection with the Financial Advisor's engagement under the Financial Advisory Agreement except for any Claim incurred by us solely as a direct result of any Indemnified Person's gross negligence or willful misconduct.

     We further agree that we will not, without the prior written consent of the Financial Advisor, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such Claim), unless such settlement,


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compromise or consent includes a legally binding, unconditional, and irrevocable release of each Indemnified Person hereunder from any and all liability arising out of such Claim.

     Promptly upon receipt by an Indemnified Person of notice of any complaint or the assertion or institution of any Claim with respect to which indemnification is being sought hereunder, such Indemnified Person shall notify us in writing of such complaint or of such assertion or institution, but failure to so notify us shall not relieve us from any obligation we may have hereunder, unless, and only to the extent that, such failure results in the forfeiture by us of substantial rights and defenses, and such failure to so notify us will not in any event relieve us from any other obligation or liability we may have to any Indemnified Person otherwise than under this Agreement. If we so elect or are requested by such Indemnified Person, we will assume the defense of such Claim, including the employment of counsel reasonably satisfactory to such Indemnified Person and the payment of the fees and expenses of such counsel. In the event, however, that such Indemnified Person reasonably determines in its sole judgment that having common counsel would present such counsel with a conflict of interest or such Indemnified Person concludes that there may be legal defenses available to it or other Indemnified Persons different from or in addition to those available to us, then such Indemnified Person may employ its own separate counsel to represent or defend it in any such Claim and we shall pay the reasonable fees and expenses of one other such counsel. Notwithstanding anything herein to the contrary, if we fail timely or diligently to defend, contest, or otherwise protect against any Claim, the relevant Indemnified Party shall have the right, but not the obligation, to defend, contest, compromise, settle, assert crossclaims or counterclaims, or otherwise protect against the same, and shall be fully indemnified by us therefor, including, but not limited to, for the fees and expenses of its counsel and all amounts paid as a result of such Claim or the compromise or settlement thereof. In any Claim in which we assume the defense, the Indemnified Person shall have the right to participate in such defense and to retain its own counsel therefor at its own expense.

     We agree that if any indemnity sought by an Indemnified Person hereunder is held by a court to be unavailable for any reason, then (whether or not the Financial Advisor is the Indemnified Person) we and the Financial Advisor shall contribute to the Claim for which such indemnity is held unavailable in such proportion as is appropriate to reflect the relative benefits to us, on the one hand, and the Financial Advisor, on the other, in connection with the Financial Advisor's engagement by us under the Financial Advisory Agreement, subject to the limitation that in no event shall the amount of the Financial Advisor's contribution to such Claim exceed the amount of fees actually received by the Financial Advisor from us pursuant to the Financial Advisor's engagement under the Financial Advisory Agreement. We hereby agree that the relative benefits to us, on the one hand, and the Financial Advisor, on the other hand, with respect to the Financial Advisor's engagement under the Financial Advisory Agreement shall be deemed to be in the same proportion as (a) the total value paid or proposed to be paid or received by us or our stockholders as the case may be, pursuant to the transaction (whether or not consummated) for which the Financial Advisor is engaged to render services bears to (b) the fee paid or proposed to be paid to the Financial Advisor in connection with such engagement.

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     Our  indemnity,  reimbursement  and  contribution  obligations  under  this
Agreement shall be in addition to, and shall in no way limit or otherwise adversely affect any rights that an Indemnified Party may have at law or at equity.

     Should the Financial Advisor, or any of its directors, officers, partners, shareholders, agents or employees, be required or be requested by us to provide documentary evidence or testimony in connection with any proceeding arising from or relating to the Financial Advisor's engagement under the Financial Advisory Agreement, we agree to pay all reasonable expenses (including but not limited to fees and expenses of counsel) in complying therewith and one thousand dollars ($1,000) per day for any sworn testimony or preparation therefor, payable in advance.

     We hereby consent to personal jurisdiction and service of process and venue in any court in which any claim for indemnity is brought by any Indemnified Person.

     It is understood that, in connection with the Financial Advisor's engagement under the Financial Advisory Agreement, the Financial Advisor may be engaged to act in one or more additional capacities and that the terms of the original engagement or any such additional engagement may be embodied in one or more separate written agreements. The provisions of this Agreement shall apply to the original engagement and any such additional engagement and shall remain in full force and effect following the completion or termination of the Financial Advisor's engagement(s).

                                    Very truly yours,

                                    DIGITAL LAVA INC.



                                    By:
                                       ----------------------------------------
                                    Name: Johsua D.J. Sharfman
                                    Title:  CEO


CONFIRMED AND AGREED TO:

DIRKS & COMPANY, INC.


By:
   -------------------------------
Name:
Title:


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